Exhibit 99.1

Cornerstone Bancshares, Inc. Announces Cash Dividend
Tuesday, May 29, 2007 8:00 AM
- PR Newswire

HIXSON, Tenn., May 29, 2007 /PRNewswire-FirstCall via COMTEX/ -- Cornerstone Bancshares, Inc. (OTC Bulletin Board: CSBQ) today announced the following:

Cornerstone Bancshares, Inc. Board of Directors announced the record date and payment date of Cornerstone’s quarterly dividend. The dividend $.05 a share will be issued to shareholders of record as of June 18, 2007, and will be paid July 6, 2007.

Cornerstone Bancshares, Inc. is a one-bank holding company serving the Chattanooga, Tennessee MSA with 5 branches and $400 million in assets specializing in business financial services.

Contact:
Cornerstone Bancshares, Inc., Chattanooga, TN Frank Hughes President & Treasurer, Cornerstone Bancshares, Inc. PH#(423)385-3009,Fax# (423)385-3100 email: fhughes@cscbank.com